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                                                                   Exhibit 10.15

                              BOISE CASCADE, L.L.C.

            SUPPLEMENTAL EARLY RETIREMENT PLAN FOR EXECUTIVE OFFICERS

                        (As Adopted on October 29, 2004)

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                              BOISE CASCADE, L.L.C.
            SUPPLEMENTAL EARLY RETIREMENT PLAN FOR EXECUTIVE OFFICERS

                         ARTICLE I - PURPOSE OF THE PLAN

     The purpose of this Supplemental Early Retirement Plan for Executive Officers (the "Plan") is to facilitate the orderly succession of Executive Officers with continuity of management by providing additional Early Retirement Benefits for the Executive Officers.

                            ARTICLE II -- DEFINITIONS

          2.1 "BOARD." The term Board shall mean the Board of Managers of Boise Cascade Holdings, L.L.C.

          2.2 "CHANGE IN CONTROL." A Change in Control shall be deemed to have occurred if:

                 (a) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company's then-outstanding securities; provided, however, if such Person acquires securities directly from the Company, such securities shall not be included unless such Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 25% of the Company's then-outstanding shares of common stock or the combined voting power of the Company's then-outstanding securities; and provided further that any acquisition of securities by any Person in connection with a transaction described in Section 2.2(c)(i) shall not be deemed to be a Change in Control of the Company; or

                 (b) The following individuals cease for any reason to constitute at least a majority of the number of managers(i.e., director equivalents for limited liabilities companies) then serving: individuals who, on the date hereof, constitute the Board and any new manager (other than a manager whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of managers of the Board) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the managers then still in office who either were managers on the date hereof or whose appointment, election, or nomination for election was previously so approved (the "Continuing Managers"); or

                 (c) The consummation of a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) with any other corporation other than (i) a merger or consolidation which would result in both
(a) Continuing Managers continuing to constitute at least a majority of the number of

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directors (or director-equivalents) of the combined entity immediately following consummation of such merger or consolidation, and (b) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company's then-outstanding securities; provided that securities acquired directly from the Company shall not be included unless the Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 25% of the Company's then-outstanding shares of common stock or the combined voting power of the Company's then-outstanding securities; and provided further that any acquisition of securities by any Person in connection with a transaction described in Section 2.2(c)(i) shall not be deemed to be a Change in Control of the Company; or

                 (d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                 A transaction described in Section 2.2(c) which is not a Change in Control of the Company solely due to the operation of Subsection 2.2(c)(i)(a) will nevertheless constitute a Change in Control of the Company if the Board determines, prior to the consummation of the transaction, that there is not a reasonable assurance that, for at least two years following the consummation of the transaction, at least a majority of the members of the board of directors (or director equivalent) of the surviving entity or any parent will continue to consist of Continuing Managers and individuals whose election or nomination for election by the shareholders of the surviving entity or any parent would be approved by a vote of at least two-thirds of the Continuing Managers and individuals whose election or nomination for election has previously been so approved.

                 For purposes of this section, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                 For purposes of this section, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d)

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and 14(d) thereof, except that "Person" shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) an individual, entity or group that is permitted to and does report its beneficial ownership of securities of the Company on Schedule 13G under the Exchange Act (or any successor schedule), provided that if the individual, entity or group later becomes required to or does report its ownership of Company securities on Schedule 13D under the Exchange Act (or any successor schedule), then the individual, person or group shall be deemed to be a Person as of the first date on which the individual, person or group becomes required to or does report its ownership on Schedule
13D.

          2.3    "CLOSING DATE." October 29, 2004.

          2.4 "COMMITTEE." The Compensation Committee of the Board of Managers of Boise Cascade Holdings, L.L.C. or, in the absence of such a committee, the Retirement Committee appointed by such board, which, in addition to its other duties and responsibilities, shall have the duties and responsibilities set out in Article V of this Plan.

          2.5 "COMPANY." Boise Cascade, L.L.C., a limited liability company organized and existing under the laws of the state of Delaware, or its successor or successors.

          2.6 "COMPETITOR." Any business, foreign or domestic, which is engaged, at any time relevant to the provisions of this Plan, in the manufacture, sale, or distribution of products, or in the providing of services, in competition with products manufactured, sold, or distributed, or services provided, by the Company or any subsidiary, partnership, or joint venture of the Company. The determination of whether a business is a Competitor shall be made by the Company's General Counsel, in his or her sole discretion.

          2.7 CONSTRUCTION. Except to the extent preempted by federal law, this Plan shall be construed according to the laws of the state of Idaho. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan, not to any particular provision or section.

          2.8 "DEFERRED COMPENSATION AND BENEFITS TRUST." The irrevocable trust (the "DCB Trust") which may be established by the Company with an independent trustee for the benefit of persons entitled to receive payments or benefits hereunder, the assets of which will be subject to claims of the Company's creditors in the event of bankruptcy or insolvency.

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          2.9    "EARLY RETIREMENT." The termination of employment of an
Executive Officer prior to his or her Normal Retirement Date but after the Executive Officer has completed 10 or more years of service and has reached the age of at least 58 years (or, for Executive Officers elected as such by Boise Cascade Corporation prior to June 1, 2004, 55 years).

          2.10 "EARLY RETIREMENT BENEFITS." The benefits that will be paid to an Executive Officer who retires from the Company under the provisions of this Plan.

          2.11 "EARLY RETIREMENT DATE." The date of an Executive Officer's Early Retirement, as defined in Section 2.8.

          2.12 "EFFECTIVE DATE." October 29, 2004, or the date this Plan becomes effective as established by the Board, whichever is later.

          2.13 "EXECUTIVE OFFICER." A Transferred Executive Officer who has been duly elected by the Board to serve as an executive officer of the Company in accordance with the Company's bylaws but not including assistant treasurers or assistant secretaries.

          2.14 "KEY EMPLOYEE." A "key employee" as defined in Section 416(i) of the Internal Revenue Code of 1986, as amended.

          2.15 "INVOLUNTARY RETIREMENT." The termination of employment of an Executive Officer by action of the Company or the Board prior to an Executive Officer's Normal Retirement Date but after the Executive Officer has completed 10 or more years of service and has reached the age of at least 58 years (or, for Executive Officers elected as such by Boise Cascade Corporation prior to June 1, 2004, 55 years).

          2.16 "NORMAL RETIREMENT DATE." The first day of the month on or after an Executive Officer's 65th birthday.

          2.17 "SALARIED PLAN." The Boise Cascade, L.L.C. Pension Plan for Salaried Employees and the Boise Cascade, L.L.C. Supplemental Pension Plan as they currently are in effect and as amended from time to time after the Effective Date of this Plan.

          2.18 "TRANSFERRED EXECUTIVE OFFICER." An employee who has been duly elected by the Board to serve as an executive officer of the Company in accordance with the Company's bylaws (but not including assistant treasurers or assistant secretaries), and who had been a participant in the Boise Cascade Corporation Supplemental Early Retirement Plan for Executive Officers immediately prior to the Closing Date.

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             ARTICLE III - ELIGIBILITY FOR EARLY RETIREMENT BENEFITS

          3.1 ELIGIBILITY. An Executive Officer (i) with 10 or more years of service with the Company, as defined in the Salaried Plan; (ii) who has served as an Executive Officer of the Company for at least 5 full years measured from the date of his or her election to such office; and (iii) whose employment with the Company is terminated through Involuntary Retirement, or who elects Early Retirement, shall receive the Early Retirement Benefits as set forth in Article IV hereof; provided, however, if an Executive Officer's employment is terminated for "disciplinary reasons," as that term is used in the Company's Corporate Policy 10.2, Termination of Employment, as amended from time to time, such Executive Officer shall not be eligible to receive any benefits under this Plan. For purposes of this Plan, an Executive Officer's years of service with the Company shall include his or her years of service with Boise Cascade Corporation, and an Executive Officer's years of service as an Executive Officer of the Company shall include his or her years of service as an Executive Officer of Boise Cascade Corporation.

          3.2 NOTICE. If an Executive Officer is required to take Involuntary Retirement under this Plan, he or she shall be given a written notice thereof and shall be advised of the Early Retirement Benefits to be paid hereunder. Additionally, any eligible Executive Officer desiring to elect Early Retirement shall notify the Company of his or her decision, in writing, at least 30 days in advance of the Early Retirement Date.

                     ARTICLE IV - EARLY RETIREMENT BENEFITS

          4.1 COMPUTATION OF EARLY RETIREMENT BENEFITS. The Early Retirement Benefits payable to any Executive Officer who is eligible for such benefits under Section 3.1 hereof shall be calculated as follows:

                 Until age 65, the Early Retirement Benefits payable hereunder shall be an amount equal to the Basic Pension Benefit that would have been payable in the form of a single life annuity at age 65 under the Salaried Plan (before reduction to reflect any retirement option selected by the Executive Officer pursuant to Article VII of the Salaried Plan) without reduction on account of early retirement, provided, however, that any such Early Retirement Benefits shall exclude the amounts of any such benefits that are based on or relate to years of service performed for Boise Cascade Corporation and that are payable under either the Boise Cascade Corporation Spun-off Pension Plan for Salaried Employees or the Boise Cascade Corporation Supplemental Early Retirement Plan for Executive Officers or would have been payable under such plans as of the day before the Closing Date if all vesting and eligibility provisions thereunder are deemed to have been met. To the extent that the Boise Cascade Corporation Supplemental Early Retirement Plan for Executive Officers is terminated and participants thereunder are paid out in a lump sum in connection with such termination prior to the payment of benefits under this Plan, such lump sum (or its actuarial equivalent) shall be excluded from the benefits payable under this Section 4.1.

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                 If the calculations made pursuant to this section produce no
Early Retirement Benefits for an Executive Officer, then this Plan shall not apply to that Executive Officer. The Company will be secondarily liable for the payment of any amounts that are payable from the Salaried Plan.

          4.2 MANNER AND ADJUSTMENT OF PAYMENT. The Early Retirement Benefits, as computed in Section 4.1 and as provided hereunder, shall, except as provided in Section 4.5, become an unfunded general obligation of the Company and shall be paid to the Executive Officer in monthly installments as a supplemental retirement benefit. Notwithstanding anything to the contrary, distributions to a Participant who is a Key Employee shall not commence within the first six months after Termination (other than in the event of death); provided, however, that the first payment to such a Participant shall include all payments that would have been made during such six month period. The Early Retirement Benefits shall be paid in the form of a single life annuity until the earlier of the Participant's death or the date the Participant reaches age 65.

          4.3 EXECUTIVE OFFICER NOT TO COMPETE. If an Executive Officer who is receiving Early Retirement Benefits hereunder and who has not yet reached his or her Normal Retirement Date provides significant services as an employee or consultant, or otherwise renders services of a significant nature for remuneration, to a Competitor, the Company may, in its discretion, cancel all further Early Retirement Benefits due to be payable to the Executive Officer hereunder, and after the date of cancellation, the Executive Officer shall forfeit all future benefits under this Plan. The Company may, in its discretion, consent to an Executive Officer's rendering services to a Competitor, and if it does consent, it may place whatever limitations it considers appropriate on the consent. If the Executive Officer breaches the terms of the consent, the Company may, in its discretion, cancel all further Early Retirement Benefits due to be payable to the Executive Officer hereunder, and after the date of cancellation, the Executive Officer shall forfeit all future benefits under this Plan.

          4.4 SUPPLEMENTAL SURVIVOR'S RETIREMENT BENEFIT. If an Executive Officer terminates employment at any age by reason of death, his or her spouse, if any, shall be eligible to receive a supplemental Survivor's Retirement Benefit under this Plan. The amount of the supplemental Survivor's Retirement Benefit payable under this section shall be equal to the difference between the Survivor's Retirement Benefit payable under the terms of the Salaried Plan and the amount to which the spouse would be entitled under the terms of both this Plan and the Salaried Plan if the Executive Officer, without regard to the requirements of Section 3.1 of this Plan, had elected early retirement on the date of his or her death and had elected to receive benefits in the form of a 100% Joint and Survivor Annuity with the spouse as joint annuitant, provided that if the Executive Officer dies prior to reaching age 55, the otherwise unreduced benefit payable under this Plan shall be actuarially reduced to reflect the Executive Officer's age at death. A surviving spouse shall not be eligible for a supplemental survivor's benefit under this Plan unless the spouse is eligible for a survivor's benefit under the terms of the Salaried Plan.

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          Notwithstanding the foregoing, any benefits received pursuant to this section shall exclude the amounts of any such benefits that are based on or relate to an Executive Officer's years of service performed for Boise Cascade Corporation and that are payable under either the Boise Cascade Corporation Spun-off Pension Plan for Salaried Employees or the Boise Cascade Corporation Supplemental Early Retirement Plan for Executive Officers or would have been payable under such plans as of the day before the Closing Date if all vesting and eligibility provisions thereunder are deemed to have been met. To the extent that the Boise Cascade Corporation Supplemental Early Retirement Plan for Executive Officers is terminated and participants and surviving spouses thereunder are paid out in a lump sum in connection with such termination prior to the payment of benefits under this Plan, such lump sum (or its actuarial equivalent) shall be excluded from the benefits payable under this Section 4.4.

          4.5 DEFERRED COMPENSATION AND BENEFITS TRUST. Upon the occurrence of a Change in Control of the Company or at any time thereafter, the Company, in its sole discretion, may transfer to the DCB Trust cash, marketable securities, or other property acceptable to the trustee to pay the Company's obligations under this Plan in whole or in part (the "Funding Amount"). Any cash, marketable securities, and other property so transferred shall be held, managed, and disbursed by the trustee subject to and in accordance with the terms of the DCB Trust. In addition, from time to time, the Company may make additional transfers of cash, marketable securities, or other property acceptable to the trustee as desired by the Company in its sole discretion to maintain or increase the Funding Amount with respect to this Plan. The assets of the DCB Trust, if any, shall be used to pay benefits under this Plan, except to the extent the Company pays such benefits. The Company and any successor shall continue to be liable for the ultimate payment of those benefits.

                               ARTICLE V -- DUTIES

          5.1 COMMITTEE'S POWERS. Except as otherwise provided in the Plan with regard to the powers of the Company, the Committee shall have control of administration of the Plan, with all powers necessary to enable it to carry out its duties hereunder. The Committee shall have the right to inspect the records of the Company whenever such inspection may be reasonably necessary in order to determine any fact pertinent to the performance of the duties of the Committee. The Committee, however, shall not be required to make such inspection but may, in good faith, rely on any statement of the Company or any of its officers or employees.

          5.2 COPY OF PLAN TO BE FURNISHED. The Committee shall furnish a copy of this Plan to all Executive Officers of the Company who are or become entitled to be covered under this Plan as eligible Executive Officers.

          5.3 RECORDS. The Committee shall keep a complete record of all its proceedings and all data necessary for administration of the Plan.

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          5.4    APPEAL PROCEDURE. If any Executive Officer feels aggrieved by any decision of the Committee concerning his or her benefits hereunder, the Committee shall provide, upon written request of the Executive Officer, specific written reasons for the decision. The Committee shall afford an Executive Officer, whose claim for benefits has been denied, 60 days from the date notice of denial is mailed in which to request a hearing before the Committee. If an Executive Officer requests a hearing, the Committee shall review the written comments, oral statements, and any other evidence presented on behalf of the Executive Officer at the hearing and render its decision within 60 days of such hearing. If the Executive Officer still feels aggrieved by the Committee's decision concerning his or her benefits hereunder, the Executive Officer can request the Executive Compensation Committee of the Board to review his or her case. The request for hearing must be made in writing within 60 days from the date of the Committee's decision. The Executive Compensation Committee of the Board shall review said decision within 4 months after receiving the Executive Officer's request for review and shall, within a reasonable time thereafter, render a decision respecting the Executive Officer's claim, which shall be final, binding and conclusive.

                 If any Executive Officer feels aggrieved by any decision of the Company concerning his or her rights hereunder, the Company shall provide, upon the written request of the Executive Officer, specific written reasons for its decision. If the Executive Officer is not satisfied with the Company's decision with respect to his or her rights, the Executive Officer can request the Executive Compensation Committee of the Board to review his or her case. The Executive Officer's request must be made within 60 days of the mailing of the Company's written decision, and the Executive Compensation Committee of the Board will handle the review in the same manner as set forth above with respect to appeals from Committee decisions.

                     ARTICLE VI - AMENDMENT AND TERMINATION

          6.1 AMENDMENT. To provide for contingencies which may require the clarification, modification, or amendment of this Plan, the Company reserves the right to amend this Plan at any time; provided, however, no amendment shall affect any benefits previously granted hereunder to any Executive Officer who elected or was required, pursuant to this Plan, to retire early. Further, prior to any amendment of the Plan, the Company shall give at least 90 days' prior written notice to any Executive Officer, who at the time of the amendment will be eligible to receive Early Retirement Benefits hereunder, of the proposed amendment and his or her eligibility to elect early retirement prior to the effective date of the amendment.

          6.2 TERMINATION. It is the present intention of the Company to maintain this Plan indefinitely. Nonetheless, the Company reserves the right, at any time, to terminate the Plan; provided, however, no termination shall affect any benefits previously granted hereunder to an Executive Officer who elected or was required, pursuant to this Plan, to retire early, and provided, further, that prior to any termination, the Company shall give at least 90 days' prior written notice to any Executive Officer, who at the time of the termination will be eligible to receive Early Retirement Benefits

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hereunder, of the proposed termination and of his or her option to elect, prior to the termination, to take early retirement under this Plan prior to the effective date of the termination.

                          ARTICLE VII -- MISCELLANEOUS

          7.1 BENEFITS NOT TRANSFERABLE OR ASSIGNABLE. None of the benefits, payments, proceeds, claims, or rights of any Executive Officer hereunder shall be subject to the claim of any creditor of the Executive Officer, other than the Company as permitted in Section 7.2, nor shall any Executive Officer have any right to transfer, assign, encumber, or otherwise alienate any of the benefits or proceeds which he or she may expect to receive, contingently or otherwise, under this Plan.

          7.2 SETOFF. The Company shall have the right to withhold and deduct from payments due hereunder to any Executive Officer any amounts owed by the Executive Officer to the Company or its affiliates that were incurred prior to the Executive Officer's Early Retirement Date.

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